UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-55044	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02 Unregistered Sales of Equity Securities.

See Item 8.01 below.

Item 8.01 Other Events.

(1)

On December 23, 2014, the Company issued 2,769,565 shares of Common stock at an applicable conversion price of $0.0023. KBM Worldwide converted $6,370 of its note convertible in the amount of $53,000. The agreement with KBM Worldwide allows them to convert their debt after six (6) months at a conversion price equal to the average of the three (3) lowest closing bid prices ten (10) trading days prior to the conversion date. This draw is against the note dated April 14, 2014 in the amount of $53,000. There is $28,475 remaining on the note.

(2)

On December 29, 2014, The Company issued 2,769,565 shares of Common stock at an applicable conversion price of $0.0023. KBM Worldwide converted $6,690 of its note convertible in the amount of $53,000. The agreement with KBM Worldwide allows them to convert their debt after six (6) months at a conversion price equal to the average of the three (3) lowest closing bid prices ten (10) trading days prior to the conversion date. This draw is against the note dated April 14, 2014 in the amount of $53,000. There is $21,475 remaining on the note.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embarr Downs, Inc.

Dated: December 29, 2014	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO